EXHIBIT 99.1

[GRAPHIC OMITTED]                                                  Press Release



       Infowave Enters into Agreement for US$4.0 Million Private Placement

Vancouver, British Columbia - June 2, 2003 - Infowave Software, Inc. (TSE: IW) announced today it has entered into an agreement with two agents (collectively the "Agents") for a private placement offering of Units at a price of CDN$0.16125 per Unit for gross subscription proceeds of up to CDN$5,600,000 or approximately US$4,000,000. The Agents have agreed to offer the Units on a commercially reasonable efforts basis.

Each Unit shall consist of one common share and one half of one common share purchase warrant. Each whole warrant will entitle the holder to acquire one common share for a period of two years from the closing date at a price of CDN$0.215 per common share (the "Warrants").

The common shares and warrants comprising the Units will be subject to a four month hold period.

The use of proceeds will be for general working capital purposes and for incremental investment in sales, marketing and product development to support execution of the Company's business plan, with a focus upon the Company's telecommunications carrier wireless software products and services.

The Agents will be paid a cash commission equal to 7.5% of the gross proceeds from the offering and such number of agent's warrants (the "Agent's Warrants") equal to 10% of the number of Units sold under the offering. Each Agent's Warrant will entitle the Agents to acquire a unit at a price of CDN$0.215 per unit, with each unit comprised of one common share and one-half of a common share purchase warrant. These warrants shall be on the same terms as the Warrants, which comprise part of the Units. In addition, Infowave will issue 300,000 Units to the Agents as a corporate finance fee in connection with the offering.


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The offered securities will not be registered under the United States Securities
Act of 1933, as amended (the "U.S. Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons except in certain transactions exempt from the registration requirements of the U.S. Securities Act.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the securities in any jurisdiction. The private placement is subject to receipt of all required regulatory approvals and shareholder approval.

About Infowave Software
Infowave (TSE: IW) builds innovative wireless business solutions for mobile operators, corporations and individuals that connect people to the critical information they need to be more productive and competitive. The Infowave Symmetry suite of wireless e-mail solutions enable mobile users to instantly access to their corporate and personal e-mail on a variety of Pocket PC, Smartphone, Palm or Symbian integrated devices. For mobile operators, Infowave offers the Symmetry Mobile Application Gateway - a wireless services platform that provides mobile operators with the opportunity to capitalize on offering wireless data access to their subscribers. The Infowave Wireless Business Engine provides companies with a single wireless software platform for fast, secure and reliable wireless access to e-mail, the Internet, corporate intranets and client-server applications. For more information, please visit www.infowave.com.

Forward-Looking Statement
This press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this release include the ability to complete the proposed private placement on the terms announced, or at all, and is subject to a number of risks, uncertainties and other factors, such as the need to develop, integrate and deploy applications to meet our customer's requirements, the possibility of development or deployment difficulties or delays, the dependence on our customer's satisfaction with Infowave's software, its continued commitment to the


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deployment of the solution,  the risks involved in developing software solutions and integrating them with third-party software and services and the other risks and uncertainties described in our Form 10-K filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors:
George Reznik
Chief Financial Officer
604.473.3604
greznik@infowave.com
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Media:
Corinna Bates
Manager, Marketing and Corporate Communications
604.473.3695
cbates@infowave.com
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